Exhibit 3.5
EXHIBIT A

SECOND AMENDED AND RESTATED BY-LAWS

OF

DICK'S SPORTING GOODS, INC.

(a Delaware corporation)

(March 27, 2024)

ARTICLE I

STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date, time and place, if any, as the Board of Directors shall determine.

SECTION 2. SPECIAL MEETINGS. Except as otherwise required by law, or by the sentence immediately following this sentence, special meetings of the stockholders may be called only at the direction of the Board of Directors by resolution adopted by the affirmative vote of a majority of the entire Board, by the Chairman of the Board or by the Chief Executive Officer. Notwithstanding the immediately preceding sentence, meetings, special or otherwise, of holders of any class of capital stock may be called by the holders of a majority of the shares of such class of capital stock with respect to any matter as to which the holders of such class of capital stock are entitled to vote as a separate class. Except as otherwise required by law or the immediately preceding sentence, stockholders of the Corporation shall not have the right to request or call a special meeting of the stockholders. Any such meeting held pursuant to this Section 2 shall be held at such date, time and place, if any, as may be specified by such order, and otherwise in accordance with Section 3 below. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

SECTION 3. NOTICE OF MEETINGS. Notice of all meetings of the stockholders, stating the place, if any, date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communication, if any, of the meeting, shall be given to each stockholder entitled to receive notice of the meeting not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held and the business transacted at any such meeting shall be limited to matters relating to the purpose or purposes set forth in the notice of meeting. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

SECTION 4. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 5. STOCKHOLDER LISTS. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

The stock ledger shall be the only record used to determine which stockholders are entitled to examine the stock ledger, the stockholder list required to be produced by this Section 5 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 6. QUORUM. Except as otherwise provided by law, the Corporation's Certificate of Incorporation or these By-laws, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of the issued and outstanding shares of the capital stock of the Corporation representing a majority of the votes entitled to be cast at the meeting, present in person or by proxy. If there be no such quorum, the holders of capital stock of the Corporation representing a majority of such votes so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

SECTION 7. ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman, or if none or in the Chairman's absence the Vice-Chairman, or if none or in the Vice-Chairman's absence the Chief Executive Officer, or if none or in the Chief Executive Officer's absence the President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

SECTION 8. VOTING; PROXIES; REQUIRED VOTE.

(a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder's duly authorized attorney lawfully constituted in writing (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Corporation’s Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. At all elections of directors the voting may, but need not be, by written ballot. Each director shall be elected by receiving a plurality of the votes cast. At all meetings of the stockholders at which a quorum is present, all other matters shall be decided by the affirmative vote of a majority of the votes cast, present in person or represented by proxy at the meeting and entitled to vote on the matter, unless the question is one upon which, by provision of applicable law or of the Corporation’s Certificate of Incorporation or these By-laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

(b) As long as the Class B Common Stock of the Corporation remains outstanding, any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(c) Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of a majority of the votes cast of such class or classes present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

SECTION 9. INSPECTORS. Unless otherwise required by law, the Board of Directors, in advance of any meeting, shall appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting shall appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy shall be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

SECTION 10. NOMINATING AND PROPOSAL PROCEDURES.

(a)    Without limiting any other notice requirements imposed by law, the Corporation’s Certificate of Incorporation or these By-laws, any nomination for election to the Board of Directors or other proposal to be presented by any stockholder at a stockholders' meeting (the "Proponent") will be properly presented only if written notice of the Proponent's intent to make such nomination or proposal that complies with the notice procedures set forth in this By-law has been personally delivered to and otherwise in fact received by the Secretary of the Corporation not later than (i) for the annual meeting, at least 150 days prior to the anniversary date of the prior year's annual meeting, or (ii) for any special meeting, the close of business on the tenth day after notice of such meeting is first given to stockholders.

(b)    Such notice by the Proponent to the Corporation shall set forth in reasonable detail information concerning the nominee (in the case of a nomination for election to the Board of Directors) or the substance of the proposal (in the case of any other stockholder proposal), and shall include the following:

(i) the name and residence address and business address of the stockholder who intends to present the nomination or other proposal or of any person who participates or is expected to participate in making such nomination or other proposal and of the person or persons, if any, to be nominated and the principal occupation or employment and the name, type of business and address of the business, corporation or other organization in which such employment is carried on of each such stockholder, participant and nominee;

(ii) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by the Proponent; any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by the Proponent and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; any proxy, contract, arrangement, understanding or relationship pursuant to which the Proponent has a right to vote any shares of any security of the Corporation; any short interest in any security of the Corporation (for purposes of this By-law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or member of limited liability company in which the Proponent is a general partner or member or, directly or indirectly, beneficially owns an interest in a general partner or member; or any performance-related fees (other than an asset-based fee) that the Proponent is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such Proponent’s immediate family sharing the same household (which information shall be supplemented by the Proponent, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date);

(iii) a representation that the Proponent is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or other proposal specified in the notice;

(iv) a description of all arrangements or understandings between the Proponent and any other person or persons (naming such person or persons) pursuant to which the nomination or other proposal is to be made by the Proponent;

(v) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these By-laws, the text of the proposed amendment);

(vi) such other information regarding the Proponent, or any affiliate or associate thereof, each proposal and each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nomination or other proposal been made by the Board of Directors;

(vii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed by the Proponent under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder;

(viii) in the case of a nomination for election to the Board of Directors, a written questionnaire with respect to the background and qualification of the proposed nominee, including without limitation as to the independence of the proposed nominee (in the form of questionnaire provided by the Secretary of the Corporation upon written request of any stockholder of record, provided such written request identifies both the stockholder of record making such request and the beneficial owner(s), if any, on whose behalf such request is being made) and a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request of any stockholder of record, provided such written request identifies both the stockholder of record making such request and the beneficial owner(s), if any, on whose behalf such request is being made) that the proposed nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “voting commitment”) that has not been disclosed to the Corporation or (2) any voting commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) agrees, if elected, to serve as a member of the Board of Directors and would be in compliance, if elected as a director of the Corporation, and will comply with all applicable codes of conduct, corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation publicly disclosed from time to time;

(ix) in the case of a nomination for election to the Board of Directors, a representation that the Proponent intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors;

(x) a representation as to whether the Proponent, or any affiliate or associate thereof, is or intends to be part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or otherwise to solicit proxies from stockholders in support of such proposal.

A Proponent who has delivered a notice of nomination pursuant to this Section 10 shall promptly certify to the Corporation in writing that it has complied with the requirements of Rule 14a-19 promulgated under the Exchange Act and deliver no later than 5 business days prior to the annual meeting or special meeting, as applicable, or, if practicable, any adjournment, rescheduling or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, rescheduled, or postponed), reasonable evidence that it has complied with such requirements.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(c)    Within 15 days following the receipt by the Secretary of a notice of nomination or proposal pursuant hereto, the Secretary shall advise the Proponent in writing of any deficiencies in the notice and of any additional information the Corporation is requiring to determine the eligibility of the proposed nominee or the substance of the proposal. A Proponent who has been notified of deficiencies in the notice of nomination or proposal and/or of the need for additional information shall cure such deficiencies and/or provide such additional information within 15 days after receipt of the notice of such deficiencies and/or the need for additional information.

(d)    A Proponent shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to subsection (b) of this Section 10 shall be true and correct both as of the record date for the determination of stockholders entitled to notice of the meeting and as of the date that is 10 business days before the meeting or the rescheduled date of the meeting following any adjournment or postponement thereof, and such updated and supplemented information shall be received by the Secretary at the principal executive offices of the Corporation (i) in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of stockholders entitled to notice of the meeting, not later than the later of 5 business days after such record date or 5 business days after the public announcement of such record date, and (ii) in the case of information that is required to be updated and supplemented to be true and correct as of 10 business days before the meeting or the rescheduled date of the meeting following any adjournment or postponement thereof, not later than 8 business days before the meeting or the rescheduled date of the meeting following any adjournment or postponement thereof (or if not practicable to provide such updated and supplemented information not later than 8 business days before the rescheduled date of the meeting following any adjournment or postponement, on the first practicable date before the date of such rescheduled meeting).

(e)    Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if the Proponent (or a qualified representative of the Proponent) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 10, to be considered a qualified representative of the Proponent, a person must be authorized by a writing executed by such Proponent or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The presiding officer of a meeting of stockholders may, in his or her sole discretion, determine whether a representative of a Proponent constitutes a “qualified representative” as described herein.

(f)    The presiding officer of a meeting of stockholders may, in his or her sole discretion, refuse to acknowledge a nomination or other proposal presented by any person that does not comply with the foregoing procedures and, upon his or her instructions, all votes cast for such nominee or with respect to such proposal may be disregarded.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. GENERAL POWERS. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Corporation’s Certificate of Incorporation, these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

SECTION 2. QUALIFICATION; NUMBER; TERM; REMUNERATION. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be such number as may be fixed from time to time by action of the Board of Directors, but in no event less than or more than the minimum number or maximum number set forth in the Corporation’s Certificate of Incorporation, and absent action by the Board of Directors the number of directors constituting the entire Board shall be set at 7. The use of the phrase "entire Board" herein refers to the total number of directors that the Corporation would have if there were no vacancies.

(b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office for the time periods as set forth in the Corporation's Certificate of Incorporation.

(c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement of expenses and compensation for attending committee meetings.

SECTION 3. QUORUM AND MANNER OF VOTING. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 4. PLACES OF MEETINGS. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5. ANNUAL MEETING. In connection with the annual meeting of stockholders, the Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice prior to or after the annual meeting of stockholders at the same place at which such stockholders' meeting is held.

SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice of any regular meeting may be given to each director by mailing the same at least two days before the meeting, or by facsimile, sending via electronic mail to an address previously provided or telephoning the same or by delivering the same personally not later than the day before the day of the meeting; provided, however, that notice is not required to be given for regular meetings of the Board of Directors held at times and places previously fixed by resolution of the Board of Directors. Where appropriate communication facilities are reasonably available, any or all Directors shall have the right to participate in all or any part of a meeting of the Board of Directors, or any Committee thereof, by means of conference telephone or any means of communication by which all persons participating in the meeting are able to hear each other.

SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Chief Executive Officer, Vice-Chairman or by a majority of the directors then in office.

SECTION 8. NOTICE OF SPECIAL MEETINGS. A notice of the place, date and time and the purpose or purposes of each special meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the special meeting, or by facsimile, sending via electronic mail to an address previously provided or telephoning the same or by delivering the same personally not later than the day before the day of the meeting.

SECTION 9. WAIVER OF NOTICE. Whenever the giving of any notice to directors is required by applicable law, the Corporation’s Certificate of Incorporation or these By-laws, a waiver thereof, given in writing or by electronic transmission by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. In accordance with Delaware law, attendance at the meeting shall also constitute a waiver of notice, except when the director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

SECTION 10. ORGANIZATION. At all meetings of the Board of Directors, the Chairman, or if none or in the Chairman's absence or inability to act the Vice-Chairman, or if none or in the Vice-Chairman's absence or inability to act a chairman chosen by the directors shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.

SECTION 11. RESIGNATION. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Secretary of the Corporation or the Corporation’s General Counsel, unless otherwise specified in the resignation.

SECTION 12. VACANCIES. Unless otherwise provided in these By-laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special or annual meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

SECTION 13. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

COMMITTEES

SECTION 1. APPOINTMENT. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

SECTION 2. PROCEDURES, QUORUM AND MANNER OF ACTING. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the committee.

SECTION 4. TERM; TERMINATION. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. The Corporation shall have as officers, a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Secretary and a Treasurer. The Corporation may also have, at the discretion of the Board of Directors, a President and one or more Vice Presidents, one or more assistant secretaries, one or more assistant treasurers and such other officers as the Board may from time to time deem proper, the determination of which has been delegated by the Board of Directors to the Corporation’s Chief Executive Officer, on behalf of the Corporation and in its name. Any two or more offices may be held by the same person except the offices of the Chief Executive Officer and Secretary.

SECTION 2. ELECTION OF OFFICERS. The officers of the Corporation shall be chosen either by the Board of Directors or by the Corporation’s Chief Executive Officer, to whom such responsibility has been delegated by the Board of Directors.

SECTION 3. TERM OF OFFICE AND REMUNERATION. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation or removal. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 4. RESIGNATION; REMOVAL. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Secretary, unless otherwise specified in the resignation. Any officer may be removed from office, either with or without cause, at any time by the Board of Directors or Chief Executive Officer. Any vacancy in any office arising from any cause may be filled by the Board of Directors or Chief Executive Officer.

SECTION 5. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 6. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove officers and other agents and employees; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

SECTION 7. PRESIDENT. The President, if any shall be elected, shall, under the direction of the Chief Executive Officer, be responsible for the operations of the Corporation and shall have all the powers, rights, functions and responsibilities normally exercised by a president. The President shall have such other powers and perform such other duties as may from time to time be assigned or delegated to the President by the Chief Executive Officer, the Board of Directors or these By-laws.

SECTION 8. VICE-PRESIDENT. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 9. CHIEF FINANCIAL OFFICER.

(a) The Chief Financial Officer shall keep, or cause to be kept, the books and records of account of the Corporation.

(b) The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated from time to time by resolution of the Board of Directors. He or she shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and the Board, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or as the Chief Executive Officer may from time to time delegate.

SECTION 10. TREASURER. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 11. SECRETARY. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 12. ASSISTANT OFFICERS. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer, the Board of Directors or the Chief Executive Officer shall from time to time prescribe.

ARTICLE V

BOOKS AND RECORDS

SECTION 1. LOCATION. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in these By-laws and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2. ADDRESSES OF STOCKHOLDERS. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder's address as it appears on the records of the Corporation.

ARTICLE VI

CERTIFICATES REPRESENTING STOCK

SECTION 1. CERTIFICATES; SIGNATURES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. If shares are represented by certificates, such certificates shall be in the form approved by the Board of Directors. Any certificates representing shares of the Corporation’s stock shall be signed by, or in the name of, the Corporation by the Chairman, any Vice-Chairman, the Chief Executive Officer, the President or any Vice-President, and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 2. TRANSFERS OF STOCK. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the person named as the holder thereof on the stock records of the Corporation, by such person's attorney lawfully constituted in writing, and in the case of shares represented by a certificate upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

SECTION 3. FRACTIONAL SHARES. The Corporation may, but shall not be required to, recognize fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

SECTION 4. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his or her attorney lawfully constituted in writing, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE VII

DIVIDENDS

Subject always to the provisions of law and the Corporation’s Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII

RATIFICATION

Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure,

miscomputation, or the application of improper principles of practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE IX

INDEMNIFICATION

SECTION 1. RIGHT TO INDEMNIFICATION. The Corporation shall indemnify and hold harmless those persons, and to the extent, set forth in the Corporation's Certificate of Incorporation.

SECTION 2. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Article and the Corporation's Certificate of Incorporation shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, these By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 3. AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Article IX or any amendment to the Corporation's Certificate of Incorporation shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE X

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE XI

FISCAL YEAR

The fiscal year of the Corporation shall be that which is determined by the Board of Directors, and is subject to change by the Board of Directors.

ARTICLE XII

WAIVER OF NOTICE

Whenever notice is required to be given by these By-laws or by the Corporation’s Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XIII

BANK ACCOUNTS, DRAFTS, CONTRACTS, ETC.

SECTION 1. BANK ACCOUNTS AND DRAFTS. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

SECTION 2. CONTRACTS. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3. PROXIES; POWERS OF ATTORNEY; OTHER INSTRUMENTS. The Chairman, the Chief Executive Officer or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the Chief Executive Officer or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4. FINANCIAL REPORTS. The Board of Directors may appoint the primary financial officer or other fiscal officer and/or the Secretary or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, that may be required by any provision of law.

ARTICLE XIV

AMENDMENTS

The Board of Directors is expressly authorized to adopt, amend or repeal the By-laws of the Corporation, subject, however, to any limitation thereof contained in these By-laws. By-laws adopted by the Board of Directors may be repealed or changed, and new By-laws made, by the stockholders, and the stockholders may prescribe that any By-law made by them shall not be altered, amended or repealed by the Board of Directors. The stockholders also shall have the power to adopt, amend or repeal the By-laws of the Corporation.

ARTICLE XV

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware) shall be, to the fullest extent permitted by law, the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation; (b) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or to the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty; (c) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Corporation’s Certificate of Incorporation or these By-laws (as either may be amended from time to time); (d) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine; or (e) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware.

    Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be, to the fullest extent permitted by law, the sole and exclusive forum for the resolution of any action asserting a claim arising under the U.S. Securities Act of 1933, as amended, against any person in connection with any offering of the Corporation’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant.

    Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article. This Article shall be enforceable by any party to an action covered by this Article.